Exhibit 99.1

OYSTER POINT PHARMA ANNOUNCES RETIREMENT OF WILLIAM J. LINK FROM BOARD OF DIRECTORS

PRINCETON, N.J., Mar. 17, 2022 – Oyster Point Pharma, Inc. (Nasdaq: OYST), a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ophthalmic diseases, today announced that William J. Link, Ph.D., is retiring from Oyster Point’s Board of Directors, effective as of March 17, 2022. Dr. Link will continue to serve as a consultant to the company.

“On behalf of the entire Oyster Point organization, we are eternally thankful to Dr. Link for his leadership and significant contributions over the years,” said Jeffrey Nau, M.M.S, Ph.D., president and chief executive officer, Oyster Point Pharma. “Even in his retirement, he will be contributing through our shared goal of elevating the standard of care for people suffering with Ophthalmic diseases.”

Dr. Link joined Oyster Point’s Board of Directors at the inception of the company in July 2015 and was a member of the Compensation Committee. He continued his service through the Company’s successful transition from private to public biopharmaceutical company, through the launch of TYRVAYA™ (varenicline solution) Nasal Spray and the evolution of a promising pipeline with potentially transformative investigational therapies in a range of ocular surface diseases.

"It has been an honor to serve on Oyster Point’s Board during this exciting time of transformation and growth," said Dr. William J. Link. "As a shareholder and consultant, I remain steadfast in my belief in Oyster Point’s leadership team and innovative portfolio as the Company continues its next phase of continued growth and shareholder value creation strategy."

About Oyster Point Pharma, Inc.
Oyster Point Pharma is a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ophthalmic diseases. In October 2021, Oyster Point Pharma received FDA approval for TYRVAYATM (varenicline solution) Nasal Spray. Oyster Point has a growing pipeline of clinical and pre-clinical programs and continues to expand its research and development pipeline through internal innovation and external collaborations. Oyster Point is continuously striving to advance breakthrough science and deliver therapies seeking to address the unmet needs of patients with ophthalmic disease and the eye care professionals who take care of them. For more information, visit www.oysterpointrx.com and follow @OysterPointRx on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current beliefs, expectations and assumptions of Oyster Point Pharma, Inc. regarding the future of the Company’s business, our future plans and strategies, commercial opportunities, regulatory approvals, preclinical and clinical results, future financial condition and other future conditions. Words such as “may,” “will,” “expect,” “potential” or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our plans and potential for success relating to commercializing TYRVAYA; the beneficial characteristics, safety, efficacy and therapeutic effects of TYRVAYA and our preclinical and clinical product candidates; our plans relating to the further development and manufacturing of TYRVAYA and our preclinical and clinical candidates, including potential additional indications or disease areas to be evaluated and pursued; the timing of initiation of our future preclinical studies or clinical trials; the uncertainties inherent in pharmaceutical research and development, including the likelihood of positive preclinical study results, and the likelihood of clinical trials demonstrating the safety and efficacy of our product or product candidates; the timing or likelihood of regulatory filings and approvals of TYRVAYA and our clinical and preclinical candidates, including in potential additional indications for TYRVAYA and potential filings in additional jurisdictions; the prevalence of dry eye disease and Neurotrophic Keratopathy (NK) and the size of the market opportunities for our product candidates; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise; existing regulations and regulatory developments in the United States and other jurisdictions; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available; our continued reliance on third parties to conduct additional preclinical studies and clinical trials of our product candidates, and for the manufacture of our product and product candidates; our ability to recruit and retain key personnel needed to develop and commercialize our product and product candidates, and to grow our company; the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our financial performance; market conditions; the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and other risks described in the “Risk Factors” section included in our public filings that we have made and will make with the Securities and Exchange Commission (SEC).

© 2022 Oyster Point Pharma, Inc.

Investor Contact:
Tim McCarthy
LifeSci Advisors, LLC
(212) 915-2564
investors@oysterpointrx.com

Media Contact:
Karen Castillo-Paff
(347) 920-0248
kpaff@oysterpointrx.com

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